Exhibit D

FORM OF POST PRODUCTION SERVICES AGREEMENT

This Post Production Services Agreement (this “Agreement”), dated as of [_________], 2007, is by and between DG FastChannel, Inc., a Delaware corporation (“DG FastChannel”), and New 360, a California corporation (“New 360”).

WHEREAS, DG FastChannel, New 360, and Point.360, a California corporation (“Point.360”), are parties to an Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007 (as amended or supplemented, the “Merger Agreement”); and

WHEREAS, as a condition of consummating the transactions contemplated by the Merger Agreement, the parties hereto are executing this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree to the following terms in respect of post production services:

1.
TERM OF AGREEMENT. The initial term of this Agreement shall commence on the date hereof and expire on the earlier of (x) the fifth anniversary of the date of this Agreement and (y) New 360’s breach of its obligations under its noncompetition agreement with DG FastChannel. The term of this Agreement shall automatically be extended for a one-year term unless either party has given the other party at least 180 days’ prior written notice prior to such fifth anniversary of its intention not to extend the term of this Agreement by one year. On each anniversary of each such one-year extension, the term of this Agreement shall automatically be extended for another one-year term unless either party has given the other party at 180 days’ prior written notice before such anniversary of its intention not to extend the term of this Agreement for one additional year.

2.
SERVICES. From and after the date of this Agreement until the expiration of the term of this Agreement (as it may be extended pursuant to Section 1), (i) DG FastChannel will utilize post production services, including high definition duplication, to be provided by New 360; provided that New 360 provides those services and that New 360’s service level and pricing are competitive, and (ii) New 360 will act as DG FastChannel’s resource to vault all elements to be stored in Los Angeles, California for existing Point.360 customers and new West Coast-based DG FastChannel customers; provided that New 360 provides those services and that New 360’s service level and pricing are competitive. DG FastChannel will bill customers directly for vaulting services.

3.	CONSIDERATION.

a.
The rate card attached hereto as Exhibit A will be mutually agreed upon and set forth the rates for the types of services described in Section 2 that New 360 charges third parties as of the date of this Agreement. DG FastChannel will be billed at a [__]% discount from the rates set forth in Exhibit A (other than the rates for vaulting media storage and servicing).

b.
After the first anniversary of the date of this Agreement, New 360 has the right to modify the rates set forth in Exhibit A at any time after the date of this Agreement. Promptly after modifying such rates, New 360 will advise DG FastChannel of the new rates, and the parties will negotiate in good faith to determine the discount that DG FastChannel will receive from the new rates. Until the parties mutually agree upon the discount to be applied to the new rates, DG FastChannel will be obligated to make payments to New 360 based upon the prior discount applied to the prior rates.

4.	GENERAL.

a.	This Agreement, including Exhibit A, includes the entire understanding between the parties hereto, and may not be modified or amended without the prior written consent of both parties.

b.	The parties hereto agree that the terms and conditions contained herein shall be kept strictly confidential and not disclosed to any third parties.

c.	This Agreement shall be governed by the laws of the State of California.

d.
All services provided by New 360 hereunder are warranted to be free from any defects. DG FastChannel must notify New 360 in writing of any defects within thirty (30) days after the delivery of the service. In the event original materials owned by a DG FastChannel customer are lost or destroyed, New 360 will not be liable to DG FastChannel or its customers for replacement costs of programming or production and New 360’s liability to DG FastChannel and its customers will not exceed the cost of replacing the applicable medium. In the event that the materials of a DG FastChannel customer are not delivered in the agreed upon time, New 360 will be liable to such customer for the amount equal to the delivery charges in connection with such materials; provided, however, that in no event will New 360 be liable for the cost of unused air time. The foregoing constitutes New 360’s sole and exclusive warranties under this Agreement. There are no other express, implied or statutory warranties, including but not limited to implied warranties of merchantability or fitness for a particular purpose.

e.
DG FastChannel agrees to defend, indemnify and hold harmless New 360 and its affiliates and each of their respective directors, officers, employees, agents and representatives from any damages, liabilities, claims and expenses, including reasonable attorneys’ fees, arising out of or related to any material provided to New 360, including but not limited to claims, actual or alleged, relating to any violation of copyright law, export control laws, failure to procure consents or that such content is libelous, slanderous, an invasion of privacy, pornographic or otherwise unauthorized or illegal.

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f.
NONE OF NEW 360 OR ITS RESPECTIVE AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES SHALL HAVE ANY LIABILITY FOR INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, OR LOSS OF BUSINESS REVENUES OR PROFITS OR LOSS OF OPPORTUNITY, RELATING IN ANY WAY TO ANY SERVICES PROVIDED UNDER THIS AGREEMENT, UNDER ANY THEORY OF LAW AND WHETHER OR NOT THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THIS LIMITATION OF LIABILITY SHALL NOT LIMIT NEW 360’S LIABILITY FOR BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 4(b) ABOVE.

g.
Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal and agent, partnership or joint venture between either party hereto, and neither party hereto is authorized to contract any debt, liability or obligation for or on behalf of the other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

DG FASTCHANNEL, INC.

By:
Name: Scott K. Ginsburg
Title: Chairman and CEO

NEW 360

By:
Name: Haig S. Bagerdjian Title: Chairman, President, and CEO

EXHIBIT A

Rate Card